UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 JUNE 30, 2006


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

                0-13368                                37-1103704
         (Commission File Number)           (IRS Employer Identification No.)

         1515 CHARLESTON AVENUE
           MATTOON, IL                                   61938
 (Address of Principal Executive Offices)              (Zip Code)

                                 (217) 234-7454
               (Registrant's Telephone Number, including Area Code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on August 8, 2006, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of June 30, 2006.



Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits

     Exhibit 99 - Quarterly shareholder report as of and for the period ending June 30, 2006

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: August 8, 2006               /s/ William S. Rowland

                                    William S. Rowland
                                    President and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number          Description
--------------------------------------------------------------------------------
 99             Quarterly shareholder report issued August 8, 2006

                                                                      Exhibit 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]

The financial performance of First Mid-Illinois Bancshares, Inc. was good during the first six months of 2006 with diluted earnings per share increasing 5% to $1.11 compared to $1.06 per share during the same period in 2005. Net income increased to $4,926,000 for the first half of 2006 compared to $4,797,000 for the first half of 2005. As a result of this performance, the Board of Directors elected to increase the dividend to $.26 per share for the first half of 2006 from $.24 per share for the first half of 2005. The dividend was paid on June 15 to shareholders of record as of June 1.

On May 1, 2006, we completed the acquisition of Peoples State Bank of Mansfield. This means that the 2006 consolidated financial statements include the results of Peoples since that date. I am pleased to report that for the first two months of operation Peoples has provided a positive contribution to earnings and the integration is on schedule for a third quarter combination of Peoples with First Mid-Illinois Bank & Trust, N.A.

Net interest income is our largest source of revenue and increased to $14,905,000 for the first six months of 2006 from $14,297,000 for the same period last year. This increase is the result of growth resulting from the Peoples acquisition as well as organic growth. A challenging rate environment and intense competition for loans and deposits has led to further contraction of the net interest margin. Our net interest margin for 2006 is 3.58% and compared to 3.73% for the first six months of 2005. Loan balances on June 30, 2006 were $718 million as compared to $638 million on December 31, 2005 with the majority of this growth in commercial real estate loans. Additionally, $55 million in loan balances were added with the Peoples acquisition. Deposit balances on June 30, 2006 were $780 million compared to $649 million on December 31, 2005 with $114 million added with Peoples.

Non-interest income amounted to $6,548,000 for the first six months of 2006 compared to $6,244,000 in 2005. Increases in long-term interest rates led to a decline in mortgage banking revenues, but service charge income from deposit accounts and insurance commissions increased. During the first six months of 2005, we recognized $254,000 of securities gains whereas no security gains were recognized in the first six months of 2006.

Non-interest expense increased to $13,666,000 compared with $12,800,000 in 2005. This increase is attributed to the Peoples acquisition, the opening of a branch in Highland, Illinois in March 2005, and the new location for The Checkley Agency, Inc. which opened in June 2005. In addition, we began expensing stock options in 2006 per the new accounting regulations. This accounting change resulted in additional compensation expense of $92,000 being recorded in the first six months of 2006. In previous years, this amount has been shown only in the footnotes to the financial statements.

We continue to stress the importance of credit quality. Total non-performing assets were $4.2 million on June 30, 2006 as compared to $4.1 million on June 30, 2005 and remain below peer bank averages. Our provision for loan losses amounted to $404,000 for the first six months of 2006 as compared to $337,000 for the first six months of 2005. Net charge-offs were $234,000 for the first six months of 2006 compared to $271,000 for the same period last year.

As mentioned, we have completed the acquisition of Peoples and begun to expand services in its markets. In June, we completed the installation of an ATM in Mahomet. Also, any Peoples customer can now use the First Mid network of over 30 ATMs. We continue to work diligently to combine the operations of Peoples and First Mid-Illinois Bank & Trust, N.A. and anticipate this to be completed during the third quarter, 2006. At that time, services such as electronic banking and remote deposit will be available for all of our customers.

While we are cognizant of the many challenges facing our industry, we are excited about the opportunities that lie ahead and confident of the future. Thank you for your continued support of First Mid-Illinois Bancshares, Inc.

Sincerely,

/s/ William S. Rowland
Chairman and Chief Executive Officer

August 8, 2006



                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454
                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)          Jun 30,        Dec 31,
--------------------------------------------------------------------------------
                                                            2006           2005
Assets
Cash and due from banks                                  $21,502        $19,131
Federal funds sold and other interest-bearing deposits     2,408            426
Investment securities:
 Available-for-sale, at fair value                       191,874        155,841
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,364 and $1,442 at June 30, 2006
  and December 31, 2005, respectively)                     1,343          1,412
Loans                                                    718,186        638,133
Less allowance for loan losses                            (6,223)        (4,648)
--------------------------------------------------------------------------------
  Net loans                                              711,963        633,485
Premises and equipment, net                               16,607         15,168
Goodwill, net                                             17,366          9,034
Intangible assets, net                                     5,581          2,778
Other assets                                              13,869         13,298
--------------------------------------------------------------------------------
  Total assets                                          $982,513       $850,573
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                  $113,106        $95,305
  Interest bearing                                       667,279        553,764
--------------------------------------------------------------------------------
    Total deposits                                       780,385        649,069
Repurchase agreements with customers                      52,578         67,380
Other borrowings                                          50,000         44,500
Junior subordinated debentures                            20,620         10,310
Other liabilities                                          6,438          6,988
--------------------------------------------------------------------------------
  Total liabilities                                      910,021        778,247
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,674,703 shares
   in 2006 and 5,633,621 shares in 2005)                  22,699         22,534
Additional paid-in capital                                20,745         19,439
Retained earnings                                         64,665         60,867
Deferred compensation                                      2,584          2,440
Accumulated other comprehensive income                    (1,603)          (739)
Treasury stock at cost, 1,344,378 shares in
   2006 and 1,241,359 shares in 2005                     (36,598)       (32,215)
--------------------------------------------------------------------------------
  Total stockholders' equity                              72,492         72,326
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $982,513       $850,573
================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the six months ended June 30,                              2006       2005
Interest income:
Interest and fees on loans                                   $21,800   $ 18,072
Interest on investment securities                              3,584      3,123
Interest on federal funds sold and other                         126        102
--------------------------------------------------------------------------------
    Total interest income                                     25,510     21,297
Interest expense:
Interest on deposits                                           7,830      5,151
Interest on repurchase agreements with customers               1,011        619
Interest on subordinated debt                                  1,270        937
Interest on other borrowings                                     494        293
--------------------------------------------------------------------------------
    Total interest expense                                    10,605      7,000
--------------------------------------------------------------------------------
Net interest income                                           14,905     14,297
Provision for loan losses                                        404        337
--------------------------------------------------------------------------------
Net interest income after provision for loan losses           14,501     13,960
Non-interest income:
Trust revenues                                                 1,209      1,208
Brokerage commissions                                            296        212
Insurance commissions                                          1,076        912
Service charges                                                2,484      2,187
Securities gains, net                                             (1)       254
Mortgage banking revenues                                        161        321
Other                                                          1,325      1,150
--------------------------------------------------------------------------------
  Total non-interest income                                    6,548      6,244
Non-interest expense:
Salaries and employee benefits                                 7,447      6,880
Net occupancy and equipment expense                            2,334      2,080
Amortization of intangible assets                                329        287
Other                                                          3,556      3,553
--------------------------------------------------------------------------------
  Total non-interest expense                                  13,666     12,800
--------------------------------------------------------------------------------
Income before income taxes                                     7,383      7,404
Income taxes                                                   2,457      2,607
--------------------------------------------------------------------------------
Net income                                                    $4,926     $4,797
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the six months ended June 30,                               2006       2005
Basic earnings per share                                       $1.13      $1.08
Diluted earnings per share                                     $1.11      $1.06
Book value per share at June 30                               $16.74     $15.96
Market price of stock at June 30                              $41.25     $40.50

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the six months ended June 30,                               2006       2005
Balance at beginning of period                               $72,326    $69,154
Net income                                                     4,926      4,797
Dividends on stock                                            (1,128)    (1,056)
Issuance of stock                                              1,232      1,352
Purchase of treasury stock                                    (4,239)    (3,303)
Deferred compensation adjustment                                 239        118
Changes in accumulated other comprehensive
   income (loss)                                                (864)      (543)
--------------------------------------------------------------------------------
Balance at end of period                                     $72,492    $70,519
================================================================================